UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 1, 2005

Andrx Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-31475	65-1013859

(Commission File Number)	(IRS Employer Identification No.)

4955 Orange Drive, Davie, Florida	33314

(Address of Principal Executive Offices)	(Zip Code)

954-584-0300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     Bonuses and Salary Adjustments to Named Executive Officers

     On April 1, 2005, the Compensation Committee authorized the payment of annual bonuses and established salaries for the executives who will be Named Executive Officers in Andrx’s 2005 proxy statement. Bonuses were based on the executive’s performance in relation to his individual objectives and Andrx’s financial performance. Salary adjustments, if any, were made retroactive to March 1, 2005.

Named Executive Officer	Previous Salary	Current Salary	Bonus
Thomas P. Rice
Andrx Corporation CEO	$550,000	$550,000	$450,000

Angelo C. Malahias
Andrx Corporation President	$440,000	$460,000	$220,100

Scott Lodin
Andrx Corporation EVP and General Counsel	$420,000	$435,000	$180,600

Lawrence Rosenthal,
Andrx Pharmaceuticals President	$375,000	$385,000	$150,000

Daniel Movens,
Anda, Inc. President	$275,000	$300,000	$145,000

     Thomas P. Rice Temporary Living Expenses

     On April 4, 2005, the Compensation Committee extended the application of the Andrx relocation and temporary living expense policy (“Relocation Policy”), as applied to Mr. Rice, to the earlier of December 31, 2005 or the date his family relocates to South Florida.

     See, Exhibit 10.92 to the Andrx Corporation Annual Report on Form 10-K for the year ended December 31, 2004, and incorporated by reference, for a description of Andrx’s Relocation Policy as applied to Mr. Rice.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.97 Summary of Compensation Matters related to Named Executive Officers*

*Management Compensation Plan or Arrangement

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SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDRX CORPORATION
Date: April 7, 2005	By:	/s/ Angelo C. Malahias
Angelo C. Malahias
President

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